Stan J.H. Lee, CPA

 2160 North Central Rd.  Suite 203 Fort Lee  NJ 07024

P.O. Box 436402  San Ysidro  CA  92143

619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

To Whom It May Concerns;

The firm of Stan J.H. Lee, Certified Public Accountant,  consents to the inclusion of our report of October 15, 2010 , on the audited financial statements Apex I, Inc. as of September 30, 2010, in Form 10/A filing Amendment No 2 that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

November 8, 2010

Fort Lee, NJ 07024